EXHIBIT 21.1
                                SEACOR SMIT INC.
                    REGISTRANT'S MAJORITY OWNED SUBSIDIARIES
                              AT DECEMBER 31, 1999

                                                                Jurisdiction of
                                                                 Incorporation
                                                                 -------------

            Sea-Aker L.L.C.                                        Louisiana
            Arthur Levy Enterprises, Inc.                          Louisiana
            Cameron Boat Rentals, Inc.                             Louisiana
            Glady's McCall, Inc.                                   Louisiana
            Gulf Marine Transportation, Inc.                       Louisiana
            McCall Marine Services, Inc.                           Louisiana
            Cameron Crews, Inc.                                    Louisiana
            Philip A. McCall, Inc.                                 Louisiana
            McCall Boat Rentals, Inc.                              Louisiana
            Carroll McCall, Inc.                                   Louisiana
            McCall Crewboats, L.L.C.                               Louisiana
            McCall Enterprises, Inc.                               Louisiana
            SEACOR Marine (Nigeria) Inc.                           Louisiana
            SEAMAC Offshore L.L.C.                                 Louisiana
            McCall Support Vessels, Inc.                           Louisiana
            O'Brien's Oil Pollution Services, Inc.                 Louisiana
            SEACOR Marine (Mexico) Inc.                            Louisiana
            SEACOR Ocean Support Services Inc.                     Louisiana
            SEACOR Ocean Lines Inc.                                Louisiana
            Galaxie Offshore Inc.                                  Louisiana
            SEACOR Supply Ships Associates Inc.                    Louisiana
            N.F. McCall Crews, Inc.                                Louisiana
            Liberty Services, Inc.                                 Louisiana
            Bell Maintenance and Fabricators, Inc.                 Louisiana
            Penta Investments, Ltd.                                Louisiana
            SEACOR Marine International Inc.                       Delaware
            SEACOR Capital Corporation                             Delaware
            SEACOR Deepwater 1, Inc.                               Delaware
            SEACOR Deepwater 2, Inc.                               Delaware
            SEACOR Deepwater 3, Inc.                               Delaware
            VEESEA Holdings Inc.                                   Delaware
            Storm Shipping Inc.                                    Delaware
            Gem Shipping Inc.                                      Delaware
            SEACOR-SMIT Offshore (International) Inc.              Delaware
            SEACOR-SMIT Offshore I Inc.                            Delaware
            National Response Corporation                          Delaware
            National Response Corporation of Puerto Rico           Delaware
            NRC Services, Inc.                                     Delaware
            CRN Holdings Inc.                                      Delaware
            International Response Corporation                     Delaware
            OSRV Holdings, Inc.                                    Delaware
            Vision Offshore Inc.                                   Delaware
            SEACOR Vision LLC                                      Delaware
            ERST/O'Brien's, Inc.                                   Delaware
            ERST, Inc.                                             Delaware
            SEACOR Offshore Rigs Inc.                              Delaware
            Chiles Offshore LLC                                    Delaware
            SEACOR Management Services Inc.                        Delaware
            SEACOR Offshore Inc.                                   Delaware
            Acadian Supply Ships Inc.                              Delaware
            SEACOR Worldwide Inc.                                  Delaware
            SMIT Holdings Inc.                                     Delaware
            Graham Marine Inc.                                     Delaware

                                  EXHIBIT 21.1
                                SEACOR SMIT INC.
                    REGISTRANT'S MAJORITY OWNED SUBSIDIARIES
                              AT DECEMBER 31, 1999

                                                       Jurisdiction of
                                                        Incorporation
                                                        -------------

    Graham Offshore Inc.                                  Delaware
    Graham Boats Inc.                                     Delaware
    SEACOR Marine Inc.                                    Delaware
    SEACOR Ocean Boats Inc.                               Delaware
    Energy Logistics, Inc.                                Delaware
    Mariners Online Inc.                                  Delaware
    SEACOR International Chartering Inc.                  Delaware
    SEACOR Communications Inc.                            Delaware
    Anna Offshore Inc.                                    Alabama
    SEACOR Marine (Bahamas) Inc.                          Bahamas
    SEACOR-SMIT Offshore (Worldwide) Ltd.                 Bahamas
    SEACOR-SMIT Offshore (International) Ltd.             Bahamas
    SEACOR Bulk Carriers Inc.                             Marshall Islands
    SEACOR Marine (Europe) B.V.                           Netherlands
    SEACOR-SMIT Offshore I B.V.                           Netherlands
    SEACOR-SMIT Offshore II B.V.                          Netherlands
    SEACOR-SMIT Holdings B.V.                             Netherlands
    SEACOR Marine (Asia) Pte. Ltd.                        Singapore
    Gem Shipping Ltd.                                     Cayman Islands
    SEACOR Marine (UK) Ltd.                               United Kingdom
    Vector-Seacor Ltd.                                    United Kingdom
    Feronia International Shipping S.A.                   France
    SEACOR Marine (Isle of Man) Ltd.                      Isle of Man
    SEACOR Marine (Middle East) FZE                       United Arab Emirates
    Venezuelan Response Corporation, S.A.                 Venezuela








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
                                  EXHIBIT 21.1
                                SEACOR SMIT INC.
                      REGISTRANT'S 50% OR LESS SUBSIDIARIES
                              AT DECEMBER 31, 1999

                                                          Jurisdiction of
                                                          Incorporation
                                                          -------------

    West Africa Offshore Ltd.                                 Nigeria
    Maritime Mexicana, S.A. de C.V.                           Mexico
    Seamex International Ltd.                                 Liberia
    Clean Pacific Alliance, L.L.C.                            Nevada
    Supplylink International B.V.                             Netherlands
    Minvest S.A.                                              Argentina
    Smit-Lloyd Mainport (Ireland) Ltd.                        Ireland
    South Atlantic Offshore Services S.A.                     Panama
    Red Dragon Marine Services Ltd.                           China
    Ocean Marine Services (Egypt) Ltd.                        Egypt
    Smit Lloyd Matsas (Hellas) Shipping Company S.A.          Greece
    Seacor-Smit (Aquitaine) Ltd.                              Bahamas
    Ultragas Seacor Ltda.                                     Chile
    Patagonia Offshore Services SA                            Argentina
    Sarost S.A.                                               Tunisia
    Vensea Offshore Ltd.                                      Bahamas
    Delwave Ltd.                                              Trinidad & Tobago
    Sea Treasure Shipping Ltd.                                Liberia
    Marine Environmental Services (Thailand) Ltd.             Thailand
    Vensea Marine S.R.L.                                      Venezuela
    Globe Wireless, LLC                                       Delaware
    Yarnell Marine LLC                                        Washington






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